Exhibit 99.1

INVESTOR, CUSTOMER AND EMPLOYEE Q&A

DATED SEPTEMBER 27, 2012

General Matters

Q:	What did the company announce?
A:

We announced that we entered into a merger agreement with Markwins International Corporation.  Under the terms of this merger agreement, we agreed to be acquired by Markwins for $4.90 per share in cash, or a total of approximately $74.9 million in equity value.  The negotiation of the Markwins merger agreement commenced following the submission by Markwins of an unsolicited acquisition proposal following the public announcement of our proposed merger with Swander Pace Capital.

Q:	Is the board of directors recommending the Markwins merger agreement?
A:	Yes, our board of directors is recommending the Markwins merger agreement to our stockholders.

Q:	What happened to the merger agreement with Swander Pace Capital?
A:

We terminated the merger agreement we entered into on August 14, 2012 with affiliates of Swander Pace Capital because our board of directors, upon the unanimous recommendation of its special committee, unanimously determined that the terms of the Markwins merger agreement are superior to the terms of the Swander Pace merger agreement.

Q:	Did Swander Pace receive a termination fee?
A:	Yes. Under the terms of the Swander Pace merger agreement, we are required to pay a termination fee of $1,285,000 to Swander Pace.

Q:	Can the company continue to receive other offers?
A:

If our company receives an unsolicited acquisition proposal from another third party prior to the meeting of stockholders at which the Markwins merger agreement is adopted, and our board of directors determines that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and certain other requirements are satisfied, we may negotiate with such third party.

If our board intends to determine that any unsolicited acquisition proposal constitutes a superior proposal, then Markwins will have four business days after notice of our board’s intent to make such determination to adjust the terms of the Markwins merger agreement so that the other party’s proposal is no longer a superior proposal.  If Markwins does not agree to so adjust the merger agreement and we enter into or close an alternative transaction with a third party, under certain circumstances, we would be obligated to pay Markwins a $1,500,000 termination fee.

Q:	When will the closing occur?
A:

Our goal is to close the merger as soon as practical. The closing will occur if the Markwins merger agreement is adopted by the holders of a majority of the outstanding shares of our common stock and other closing conditions are satisfied. The Markwins merger agreement provides that either party may terminate the agreement if the closing does not occur on or before December 31, 2012.

Q:	What are the next steps?
A:

In the coming days, we will file an amended preliminary proxy statement with the SEC.  This filing will contain information about the proposed merger, the process completed by our board of directors and its special committee in connection with the transaction and the stockholder meeting we will hold at which our stockholders will vote on the merger.  We will file a definitive proxy statement with the SEC and mail it to our stockholders once we are permitted to do so under the securities laws.

Q:	How can I obtain more information about the transaction?
A:	More information will be made available in the proxy statement.

Employee Matters

Q:	What will happen to the company’s employees and operations?
A:

Markwins is making a large investment to acquire our company.  Markwins has advised us that it intends to utilize our people and products to expand its customer base and range of products.  Markwins believes, as do we, that our employees bring a wealth of experience and knowledge to this business.

Q:	Will there be any changes to employee compensation?
A:

We do not expect the change in ownership to have a material impact on current compensation levels.  Markwins has generally agreed to provide employees with base salary and wages that are no less favorable than those in effect before the closing.

Q:	Will there be any changes to my benefits?
A:

We are not aware of any plans to change the benefits provided to our employees, and Markwins has generally agreed to maintain benefits that are substantially comparable in the aggregate to those provided to our employees before the closing.

Q:	Will I have to relocate?
A:	At this time, our employees will continue to be located in our existing facilities.

Q:	What happens to my current options?
A:

The vesting of all outstanding options will accelerate in connection with the merger.  Upon the closing of the merger, all outstanding options not previously exercised will be terminated or cancelled and converted into the right to receive a cash payment equal to the “in-the-money” value, if any, of such options as fully vested, based on the $4.90 acquisition price, less applicable withholding taxes.  Options that are “out-of-the-money” — that is, having an exercise price per share that is equal to or greater than $4.90 — will be canceled at the closing of the merger without payment to holders of those options.

To illustrate the treatment for options, assume that Employee A has two options grants.  Option 1 is for 1,000 shares at an exercise price of $6.00 per share, and is 100% vested as of May 1, 2012.  Option 2 is for 2,000 shares at an exercise price of $3.00 per share, and is 25% vested as of May 1, 2012.  All options under both Option 1 and Option 2 that have not been exercised and that have not expired as of the closing of the merger will be canceled at the closing.  Because Option 2 is “in-the-money” and assuming no exercises or expirations, Employee A will be entitled to $3,800 at the closing, reduced by applicable withholding taxes.  That dollar amount is calculated by multiplying the 2,000 shares in Option 2 by the $1.90 difference between $4.90 and $3.00.  Because Option 1 is out-of-the-the-money, it will have no value at the closing.

Q:	Can I still exercise vested options before the closing?
A:	At this time, under our insider trading policy, employees are not permitted to exercise options. If this changes, then employees may exercise vested stock options prior to the closing.

Q:	What are the next steps in the process?
A:

While both sides are very excited about this transaction, we must continue to operate in the ordinary course of business and compete to maintain our business. Therefore, you should not contact Markwins directly.

Q:	What will happen to the company’s current management team?
A:	At this time, there are no changes to the company’s management team.

Q:	What can I say to friends, colleagues and family, if they ask me questions?
A:

You may speak openly about the transaction and the information you’ve been provided as long as it is in the public domain.  This Q&A document will be in the public domain.  Some employees may be privy to non-public information and they must keep that information confidential, as always.

Q:	Whom do I ask if I have additional questions?
A:

We will share additional information in the proxy statement and in other announcements and discussions from time to time.  We may publish a supplemental Q & A document as more questions arise.  Please send any additional questions to Rae.Kearney@physiciansformula.com or ask Rae Kearney, our Director of Human Resources.

Customers

Q:	As a customer of Physicians Formula, what will this acquisition mean to me?
A:	Markwins and Physicians Formula sell non-competing brands in similar channels. Combining the resources and experience of both companies will strengthen the combined portfolio of brands.

Q:	I am an existing Physicians Formula customer and want to buy Markwins products — what should I do?
A:	Customers should contact their Physicians Formula and Markwins contacts for their separate products. Until the transaction closes, the two companies will continue to operate separately.

Additional Information and Where to Find It

We filed with the SEC a preliminary proxy statement in connection with our previous proposed merger with affiliates of Swander Pace Capital—Physicians Formula Superior Holdings, LLC and Physicians Formula Merger Sub, Inc. We intend to file an amendment to the preliminary proxy statement and to furnish or file other materials with the SEC in connection with our agreement to merge with Markwins and MergerSub. The definitive proxy statement will be sent or given to our stockholders and will contain important information about the proposed merger and related matters.  Before making any voting decision, our stockholders are urged to read the definitive proxy statement and those other materials carefully and in their entirety because they will contain important information about our company and the proposed merger.  The proxy statement and other relevant materials (when they become available), and any other documents we file with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from us by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of our website at http://investor.physiciansformula.com/.  The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

We and our directors and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information about our directors and executive officers is set forth in the preliminary proxy statement filed with the SEC on September 11, 2012. This document is available free of charge at the SEC’s website at www.sec.gov, and from us by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of our website at http://investor.physiciansformula.com/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger may be included in the definitive proxy statement that we intend to file with the SEC.

Safe Harbor Statement

This Q&A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the completion of the merger.  In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.  If the merger is consummated, stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.  Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended on Form 10-K/A filed with the SEC on April 25, 2012, available at www.physiciansformula.com and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.